Exhibit 1.7



                                    Autoriteit
                                    Financiet Markten





Form for the disclosure of securities transactions in the own issuing institution

Form for the disclosure of securities transactions in the own issuing institution



Part 1


1.  Name of issuing institution:                       New Skies Satellites N.V.

2.  Name of person obliged to notify:                  New Skies Satellites N.V.


Sort of security
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3.  Sort of security: Ordinary shares

    (Share/Bond/Option/Warrant/other)

4.  To be filled out if applicable:

      Nominal value of the security:                   0.05 EUR

      Optional series (call option/put option):

      Exercise price:

      Expiration date:


Transaction in the security indicated in questions 3 and 4
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5.  Date of the transaction: 13-03-03

6a. Number of securities acquired in the transaction:  11,670

 b. Number of securities sold in the transaction:

7.  Price of the securities:                           3.80EUR

8. Open/Close (in case of options)




To the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct:


Mary J. Dent, General Counsel of New Skies Satellites N.V.,
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Name

Rooseveltplantsoen 4                                              14 March 2003
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Address                                                           Date

2517 KR The Hague
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Postal code & city & country                                      Signature